UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

BioLargo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 400-2863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLGO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement

On June 30, 2020, BioLargo, Inc. (“we”, or the “Company”) and our partially owned subsidiary Clyra Medical Technologies, Inc., amended our technology license agreement. The amendment:

●	Expanded the scope of the license to allow Clyra to sell non-prescription and over-the-counter products, including its flagship product, Clyraguard Personal Protective Spray; and

●	Expanded the scope of the license to include oral, dental, and periodontis products, including mouthwash and rinse, and hydration for patients.

Through the amendment, BioLargo also converted the “Initial License Fee” that would have required $50,000 per month payments from Clyra once Clyra began generating $4,000,000 in annual revenues. The license fee of $6,979,039 was converted to 22,513.03 shares of Clyra common stock.

Additionally on June 30, 2020, Clyra and BioLargo board member Jack B. Strommen agreed to convert the $1,125,000 that would be due on the consulting agreement between Clyra and his company Beach House Consulting, LLC, into 3,629.03 shares of Clyra common stock. Payments under the consulting agreement were due to begin once Clyra generated $250,000 in gross sales for three consecutive months.

Following these conversions, BioLargo owns 50% of Clyra’s issued and outstanding common stock. This percentage does not include approximately 10,000 shares issuable upon the exercise of options and 10,500 shares issuable to Scion Solutions, LLC upon the occurrence of certain conditions as set forth in the agreements through which BioLargo and Clyra acquired intellectual property from Scion, dated September 26, 2018 (see Closing Agreement, attached hereto as Exhibit 10.9).

Finally, on June 30, 2020, Clyra entered into a Revolving Line of Credit Agreement whereby Vernal Bay Capital Group, LLC, a current BioLargo investor, committed to provide a $1,000,000 inventory line of credit to Clyra, with a first draw of $200,000 received July 6, 2020. Clyra is required to use funds from the line of credit to manufacture inventory. Its first draw will allow it to complete manufacturing of 50,000 units of its Clyraguard Personal Protective Spray. Additional draws are conditional upon Clyra presenting invoices or purchase orders to the lender equal to the greater of one-half of principal outstanding on the line of credit, and $200,000.

The line of credit note earns interest at 15%, matures in one year, and requires Clyra pay interest and principal from gross product sales. For the first 180 days, on a monthly basis, Clyra is required to pay 30% of gross product sales to reduce amounts owed, and thereafter 60% of gross sales. Clyra issued Vernal Bay 323 shares of its common stock as a commitment fee for the line of credit, valued at $100,000. A security agreement of the same date grants Vernal Bay a security interest in Clyra’s inventory, as that term is defined in the Uniform Commercial Code. Clyra may prepay the note at any time.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description	Form	File Date
10.1	License Agreement to Clyra Medical Technologies, Inc., dated December 17, 2012	Form 8-K	1/6/2016
10.2	Amendment dated December 30, 2015 to License Agreement with Clyra Medical Technologies, Inc.	Form 8-K	1/6/2016
10.3*	Amendment dated June 30, 2020 to License Agreement with Clyra Medical Technologies, Inc.
10.4	Consulting Agreement dated December 30, 2015 between Clyra Medical and Beach House Consulting LLC	Form 8-K	1/6/2016
10.5*	Amendment dated June 30, 2020 to Consulting Agreement dated December 30, 2015 between Clyra Medical and Beach House Consulting LLC
10.6*	Revolving Line of Credit Agreement dated June 30, 2020, between Clyra Medical and Vernal Bay
10.7*	Security Agreement dated June 30, 2020, between Clyra Medical and Vernal Bay
10.8*	Revolving Line of Credit Note issued by Clyra Medical to Vernal Bay on June 30, 2020
10.9	Closing Agreement dated December 17, 2018 between Clyra Medical and Scion Solutions	Form 8-K	12/19/2018

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2020	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer